EX-28.i.1

2005 Market Street
Suite 2600
Philadelphia, PA 19103
T: 215.564.8000

Jana L. Cresswell
Partner
jcresswell@stradley.com
215.564.8048

January 7, 2026

Board of Directors
DFA Investment Dimensions Group Inc.
6300 Bee Cave Road, Building One
Austin, TX 78746

Ladies and Gentlemen:

We have examined the Amended and Restated Articles of Incorporation, as amended and supplemented (the “Articles”), of DFA Investment Dimensions Group Inc. (the “Fund”), a corporation organized under Maryland law, the Fund’s Amended and Restated By-laws, and the records of the various pertinent corporate proceedings we deem material.  We have also examined the Notification of Registration and the Registration Statements filed under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Securities Act of 1933, as amended (the “Securities Act”), all as amended to date, as well as other items we deem material to this opinion.

The Fund is authorized to issue an aggregate of Two Hundred and Sixty Billion (260,000,000,000) shares of common stock, of a par value of $0.01 per share and an aggregate par value of Two Billion, Six Hundred Million Dollars ($2,600,000,000), and currently issues the following shares of the following series and classes listed on Appendix A.

 The Articles also empower the Board of Directors of the Fund to designate additional series or classes and allocate shares to such series or classes.

The Fund has filed a Registration Statement with the U.S. Securities and Exchange Commission under the Securities Act, which Registration Statement is deemed to register an indefinite number of shares of the Fund pursuant to the provisions of Section 24(f) of the Investment Company Act.  You have further advised us that the Fund has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 under the Investment Company Act perfecting the registration of the shares sold by the Fund during each fiscal year during which such registration of an indefinite number of shares remains in effect.

You have also have informed us that the shares of the Fund have been, and will continue to be, sold in accordance with the Fund’s usual method of distributing its registered shares, under which prospectuses are made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.

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Based upon the foregoing information and examination, so long as the Fund remains a valid and subsisting entity under the laws of its state of organization, and the registration of an indefinite number of shares of the Fund remains effective, the authorized shares of the Fund, when issued for the consideration set by the Board of Directors pursuant to the Articles, and subject to compliance with Rule 24f-2 under the Investment Company Act, will be legally outstanding, fully-paid, and non-assessable shares, and the holders of such shares will have all the rights provided for with respect to such holding by the Articles and the laws of the State of Maryland.

We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration Statement of the Fund, along with any amendments thereto, covering the registration of the shares of the Fund under the Securities Act and the applications, Registration Statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Fund are offered, and we further consent to reference in the Registration Statement of the Fund to the fact that this opinion concerning the legality of the issue has been rendered by us.

Very truly yours,

STRADLEY RONON STEVENS & YOUNG, LLP

By:	/s/ Jana L. Cresswell
Jana L. Cresswell, a Partner

Appendix A

Asia Pacific Small Company Portfolio – Institutional Class
Continental Small Company Portfolio – Institutional Class
DFA California Intermediate-Term Municipal Bond Portfolio – Institutional Class
DFA California Municipal Real Return Portfolio – Institutional Class
DFA California Short-Term Municipal Bond Portfolio – Institutional Class
DFA Commodity Strategy Portfolio – Institutional Class
DFA Diversified Fixed Income Portfolio – Institutional Class
DFA Five-Year Global Fixed Income Portfolio – Institutional Class
DFA Global Core Plus Fixed Income Portfolio – Institutional Class
DFA Global Core Plus Real Return Portfolio – Institutional Class
DFA Global Real Estate Securities Portfolio – Institutional Class
DFA Global Sustainability Fixed Income Portfolio – Institutional Class
DFA Inflation-Protected Securities Portfolio – Institutional Class
DFA Intermediate Government Fixed Income Portfolio – Institutional Class
DFA Intermediate-Term Extended Quality Portfolio – Institutional Class
DFA Intermediate-Term Municipal Bond Portfolio – Institutional Class
DFA International Real Estate Securities Portfolio – Institutional Class
DFA International Small Cap Value Portfolio – Institutional Class
DFA Investment Grade Portfolio – Institutional Class
DFA LTIP Portfolio – Institutional Class
DFA MN Municipal Bond Portfolio – Institutional Class
DFA Municipal Bond Portfolio – Institutional Class
DFA Municipal Real Return Portfolio – Institutional Class
DFA NY Municipal Bond Portfolio – Institutional Class
DFA One-Year Fixed Income Portfolio – Institutional Class
DFA Oregon Municipal Bond Portfolio – Institutional Class
DFA Real Estate Securities Portfolio - Institutional Class and ETF Class
DFA Selective State Municipal Bond Portfolio – Institutional Class
DFA Selectively Hedged Global Fixed Income Portfolio – Institutional Class
DFA Short-Duration Real Return Portfolio – Institutional Class
DFA Short-Term Extended Quality Portfolio – Institutional Class
DFA Short-Term Government Portfolio – Institutional Class
DFA Short-Term Municipal Bond Portfolio – Institutional Class
DFA Short-Term Selective State Municipal Bond Portfolio – Institutional Class
DFA Social Fixed Income Portfolio – Institutional Class
DFA Targeted Credit Portfolio – Institutional Class
DFA Two-Year Global Fixed Income Portfolio – Institutional Class
DFA World ex U.S. Government Fixed Income Portfolio – Institutional Class
Dimensional 2015 Target Date Retirement Income Fund – Institutional Class
Dimensional 2020 Target Date Retirement Income Fund – Institutional Class
Dimensional 2025 Target Date Retirement Income Fund – Institutional Class
Dimensional 2030 Target Date Retirement Income Fund – Institutional Class
Dimensional 2035 Target Date Retirement Income Fund – Institutional Class
Dimensional 2040 Target Date Retirement Income Fund – Institutional Class
Dimensional 2045 Target Date Retirement Income Fund – Institutional Class
Dimensional 2050 Target Date Retirement Income Fund – Institutional Class
Dimensional 2055 Target Date Retirement Income Fund – Institutional Class

Dimensional 2060 Target Date Retirement Income Fund – Institutional Class
Dimensional 2065 Target Date Retirement Income Fund – Institutional Class
Dimensional 2070 Target Date Retirement Income Fund – Institutional Class
Dimensional Retirement Income Fund – Institutional Class
Dimensional VA Equity Allocation Portfolio – Institutional Class
Dimensional VA Global Bond Portfolio – Institutional Class
Dimensional VA Global Moderate Allocation Portfolio – Institutional Class and Class L10
Dimensional VA International Small Portfolio – Institutional Class
Dimensional VA International Value Portfolio – Institutional Class
Dimensional VA Short-Term Fixed Portfolio – Institutional Class
Dimensional VA U.S. Large Value Portfolio – Institutional Class
Dimensional VA U.S. Targeted Value Portfolio – Institutional Class
Dimensional VIT Inflation-Protected Securities Portfolio – Institutional Class
Dimensional World ex U.S. Sustainability Targeted Value Portfolio – Institutional Class
Emerging Markets Core Equity 2 Portfolio – Institutional Class
Emerging Markets Portfolio – Institutional Class
Emerging Markets ex China Core Equity Portfolio – Institutional Class
Emerging Markets Small Cap Portfolio – Institutional Class
Emerging Markets Social Core Equity Portfolio – Institutional Class
Emerging Markets Sustainability Core 1 Portfolio – Institutional Class
Emerging Markets Targeted Value Portfolio – Institutional Class
Emerging Markets Value Portfolio – Institutional Class
Enhanced U.S. Large Company Portfolio – Institutional Class
Global Small Company Portfolio – Institutional Class
Global Social Core Equity Portfolio – Institutional Class
International Core Equity 2 Portfolio – Institutional Class
International High Relative Profitability Portfolio – Institutional Class
International Large Cap Growth Portfolio – Institutional Class
International Small Cap Growth Portfolio – Institutional Class
International Small Company Portfolio – Institutional Class
International Social Core Equity Portfolio – Institutional Class
International Sustainability Core 1 Portfolio – Institutional Class
International Vector Equity Portfolio – Institutional Class
Japanese Small Company Portfolio – Institutional Class
Large Cap International Portfolio – Institutional Class
Selectively Hedged Global Equity Portfolio – Institutional Class
U.S. Core Equity 1 Portfolio – Institutional Class and ETF Class
U.S. Core Equity 2 Portfolio – Institutional Class and ETF Class
U.S. High Relative Profitability Portfolio – Institutional Class and ETF Class
U.S. Large Cap Equity Portfolio – Institutional Class and ETF Class
U.S. Large Cap Growth Portfolio – Institutional Class and ETF Class
U.S. Large Cap Value Portfolio – Institutional Class
U.S. Micro Cap Growth Portfolio – Institutional Class and ETF Class
U.S. Small Cap Growth Portfolio – Institutional Class and ETF Class
U.S. Small Cap Portfolio – Institutional Class and ETF Class
U.S. Small Cap Value Portfolio – Institutional Class and ETF Class
U.S. Social Core Equity 2 Portfolio – Institutional Class
U.S. Sustainability Core 1 Portfolio – Institutional Class
U.S. Sustainability Targeted Value Portfolio – Institutional Class

U.S. Targeted Value Portfolio – Institutional Class and ETF Class
U.S. Vector Equity Portfolio – Institutional Class and ETF Class
United Kingdom Small Company Portfolio – Institutional Class
World Core Equity Portfolio – Institutional Class
World ex U.S. Core Equity Portfolio – Institutional Class
World ex U.S. Targeted Value Portfolio – Institutional Class
World ex U.S. Value Portfolio – Institutional Class